                                                                    EXHIBIT 23.3



                 CONSENT OF KUPFERBERG, GOLDBERG & NEIMARK, LLC,
                              INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Staples, Inc. 1998 Employee Stock
Purchase Plan of our report dated February 24, 1998 with respect to the consolidated financial statements of Quill Corporation and Subsidiary as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in the Current Report on Form 8-K dated July 1, 1998, of Staples, Inc. filed with the Securities and Exchange Commission.



                                         /s/ Kupferberg, Goldberg & Neimark, LLC

                                         KUPFERBERG, GOLDBERG & NEIMARK, LLC



Chicago, Illinois
September 25, 1998




                                      -2-